Exhibit 32

CERTIFICATION OF PERIODIC REPORT

We certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 8, 2005               /s/ G. Mike Odom, Jr.
                                                                                              G. Mike Odom, Jr.
                                                                                              Chief Executive Officer

Date:  August 8, 2005                                        /s/ John C. Helmken II___________
                                                                                               John C. Helmken II
                                                                                               President

Date:  August 8, 2005               /s/ Robert B. Briscoe_____________
                                                                                              Robert B. Briscoe
              Chief Financial Officer